BYLAWS

Exhibit 3(ii) is the Corporation’s Bylaws as amended through March 22, 2000, which document is incorporated by reference to Annual Report on Form 10-K filed with the Commission for Registrant’s fiscal year ended November 30, 2000.

EXHIBIT 3(ii)